Exhibit 10.12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this “Agreement”), effective as of 15th March, 2017 (the “Effective Date”), is by and between RIDGELINE THERAPEUTICS GMBH, a Basel Switzerland corporation (“Ridgeline”), and ASET THERAPEUTICS, INC., a Delaware corporation (the “Company”).

WHEREAS, Ridgeline is engaged in the business of facilitating the start-up, funding and ongoing operation of new biotechnology companies and provides management, scientific, business development, clinical development and other operational services to start-up companies on a contract basis; and

WHEREAS, the Company is a drug discovery and development company and desires to engage Ridgeline to provide the Company various services and make available to the Company certain resources of Ridgeline on the terms set forth herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINED TERMS

1.1    “Company Confidential Information” shall mean (a) all Company Work Product and (b) any and all other data, information, technology, samples and specimens relating to the Company or any other person or entity with which Company has a commercial relationship (other than Ridgeline) or their respective products, product concepts, technologies, businesses, financial, marketing, clinical or regulatory affairs, manufacturing processes and procedures, or those of any other third party, whether written, graphic or oral, and whether or not furnished to or obtained by Ridgeline, either directly or indirectly, during the course of performing Services hereunder; but excluding, in any event, Ridgeline Work Product.

1.2    “Company Work Product” shall mean any and all results (including data) and products (interim and/or final) of the Services performed by Ridgeline, whether tangible or intangible, including, without limitation, each and every business, financial or other plan, computation, compilation of information, invention (whether or not patentable), discovery, design, drawing, protocol, process, technique, formula, trade secret, device, compound, substance, material, pharmaceutical, method, software program (including without limitation, object code, source code, flow charts, algorithms and related documentation), listing, routine, manual and specification, whether or not patentable or copyrightable, that are made, developed, perfected, designed, conceived or first reduced to practice by Ridgeline, either solely or jointly with others, in the course of the Services.

1.3    “Ridgeline Confidential Information” shall mean all data, information, technology, samples and specimens relating to Ridgeline or any other person or entity with which Ridgeline has a commercial relationship (other than the Company) or their respective products, technologies, businesses, financial, marketing, clinical or regulatory affairs, manufacturing processes and procedures, or those of any other third party, from whom Ridgeline receives information on a confidential basis, whether written, graphic or oral, furnished to or obtained by the Company, either directly or indirectly, other than during the course of providing Services hereunder, including, without limitation, Ridgeline Work Product, but excluding Company Work Product.

1.4    “Confidential Information” shall mean the Ridgeline Confidential Information or the Company’s Confidential Information, as applicable.

1.5    “Ridgeline Key Team” shall mean those individuals set forth on Exhibit A and such other individuals as may be agreed to between Ridgeline and the Company from time to time.

1.6    “Ridgeline Work Product” shall mean any and all results (including data) and products (interim and/or final) of any activities or services performed by Ridgeline on behalf of itself or any third party, other than in the course of performing the Services, whether tangible or intangible, including, without limitation, each and every invention (whether or not patentable), discovery, design, drawing, protocol, process, technique, formula, trade secret, device, compound, substance, material, pharmaceutical, method, software program (including without limitation, object code, source code, flow charts, algorithms and related documentation), listing, routine, manual and specification, whether or not patentable or copyrightable, that are made, developed, perfected, designed, conceived or first reduced to practice by Ridgeline, either solely or jointly with others, whether before, during or after the Term.

1.7    “Term” shall have the meaning provided in Section 2.6.

ARTICLE 2

SERVICES

2.1    Services. Subject to the terms of this Agreement, for the Term determined pursuant to Section 2.6(a) hereof, Ridgeline shall provide or cause to be provided to the Company such services, in the nature of those described on Exhibit A, as may reasonably be requested by the Company and reasonably approved by Ridgeline from time to time following the date hereof (the “Services”).

2.2    Charges and Payment. As compensation for its Services hereunder, the Company shall pay Ridgeline in accordance with the provisions of Exhibit A attached hereto. In addition, the Company shall reimburse Ridgeline for its actual expenses (including travel expenses) as reasonably incurred by Ridgeline or its employees and/or consultants in the course of performing Services. Ridgeline shall invoice the Company on a quarterly basis for all charges pursuant to this Agreement in accordance with the provisions of Exhibit A attached hereto.

2.3    General Obligations; Standard of Care.

(a)    Performance Requirements. Ridgeline shall use commercially reasonable efforts to provide Services subject to the terms of this Agreement and in accordance with its policies, procedures and practices then in effect, and shall exercise substantially the same care and skill as it exercises in performing similar services for itself.

(b)    Changes. The parties acknowledge that Ridgeline may make changes from time to time in the manner of performing the Services (e.g., if Ridgeline is making substantially similar changes in performing similar services for itself or its affiliates). To the extent they materially affect the Services, such changes shall be made in consultation with the Company.

(c)    Compliance. Ridgeline agrees to perform the Services in accordance with the terms and conditions contained in this Agreement and in compliance with all applicable federal, state and local laws and regulations.

(d)     Communication. On a regular basis during the Term, the parties shall conduct meetings, either in person or by telephone or video conference, to discuss the progress and results of the Services.

2.4	Confidentiality.

(a)    Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, during the Term of this Agreement and for [***] years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other party. Each party may use the other party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement, consistent with any restrictions on the use of Confidential Information received by a third party and communicated by the party disclosing such Confidential Information. To the extent that any such restrictions on the use of Confidential Information received by a third party exceed the restrictions on the use of Confidential Information set forth in this Agreement, the parties each hereby agree to be bound by such restrictions. The parties agree and acknowledge that certain Confidential Information may be required for submission to the U.S. Food and Drug Administration and/or federal or state regulatory bodies. The parties acknowledge and agree that such submissions, to the extent required by applicable law, shall not constitute a violation of the terms of this Agreement if permitted under any applicable agreement with a third party for whom the disclosing party obtained the Confidential Information. Each party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its employees, agents, consultants and other representatives do not disclose or make any unauthorized use of such Confidential Information. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of such Confidential Information.

(b)    Limitations. Confidential Information shall not include any information that the receiving party can prove by competent evidence: (i) was already known to the receiving party without any obligations of confidentiality prior to receipt from the other party; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure, other than through any act or omission of the receiving party in breach of any obligation of confidentiality; (iv) was disclosed to the receiving party, other than under an obligation of confidentiality, by a third party who had no obligation not to disclose such information to others; or (v) was independently discovered or developed by the receiving party without the use of Confidential Information; provided, however, that any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions solely because certain individual features are published or available to the general public or in the rightful possession of a party unless the combination as a whole falls within any of the above exceptions.

(c)    Authorized Disclosure. Notwithstanding Section 2.4(a), a party may disclose Confidential Information of the other party, without violating the obligations of this Agreement, to the extent the disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that such party gives reasonable prior written notice to the other party of such required disclosure and makes a reasonable effort to obtain, or to assist the other party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation requires, or for which the order was issued.

(d)    Use of Name/Publicity. Neither party shall use the other party’s name in connection with any publication or promotion without the other party’s consent, except as required by federal, state or local laws, rules and regulations. Neither party shall disclose the specific content or terms of this Agreement without the prior written consent of the other party.

2.5	Intellectual Property Rights

(a)    Ownership. The Company shall own all right, title and interest in and to all Company Work Product, including, without limitation, all patent, copyright or other intellectual property rights therein, that is conceived or first reduced to practice by Ridgeline, either solely or jointly with others, in the course of performing the Services (collectively, the “Company Intellectual Property”), and neither this Agreement, nor the provision of the Services hereunder, shall give Ridgeline any right, title or interest in or to any Company Intellectual Property. The Company shall be responsible for all costs and expenses associated with such Company Work Product. The Company hereby grants to Ridgeline a non-exclusive, worldwide, fully-paid, royalty-free license, without the right to sublicense, to use the Company’s logos and trademarks solely as necessary or appropriate to perform Services under this Agreement during the Term. Ridgeline shall retain all right, title and interest in and to any and all Ridgeline Work Product, including, without limitation, all patent, copyright or other intellectual property rights therein (collectively, the “Ridgeline Intellectual Property”), and neither this Agreement, nor the provision of the Services hereunder, shall give the Company any right, title or interest in or to any Ridgeline Intellectual Property.

(b)    Assignment; Assistance. Ridgeline hereby assigns all of Ridgeline’s right, title and interest in and to any Company Intellectual Property to the Company without royalty or any other consideration and agrees to execute all applications, assignments or other instruments reasonably requested by the Company in order for the Company to establish its ownership of such Company Intellectual Property and to obtain whatever protection for such Company Intellectual Property, including copyright and patent rights in any and all countries designated by the Company on such Company Intellectual Property as the Company shall determine. Ridgeline agrees to assist the Company, or its designee, in every reasonable way (but at the Company’s expense) to secure the Company’s rights in Company Intellectual Property and any copyrights, patents or other intellectual property rights relating to all Company Intellectual Property in any and all countries designated by the Company, including the disclosure to the Company of all pertinent information and data with respect to all Company Intellectual Property, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company may deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to all Company Intellectual Property. Ridgeline also agrees that its obligation to execute or cause to be executed any such instrument or papers shall continue after the expiration or termination of this Agreement. Ridgeline agrees that, if the Company is unable because of Ridgeline’s unavailability, dissolution, or otherwise, to secure Ridgeline’s signature for the purpose of applying for or pursuing any application for any United States or foreign patents or copyright registrations covering the Company Intellectual Property assigned to the Company herein, then, until such time Ridgeline becomes available it hereby designates and appoints the Company and its duly authorized officers and agents as Ridgeline’s agent and attorney-in-fact, to act for and on Ridgeline’s behalf to execute and file any such applications and to do all other lawfully permitted acts only to further the prosecution and issuance of patents and copyright registrations with the same legal force and effect as if executed by Ridgeline.

2.6	Term; Termination.

(a)    Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in effect until terminated in accordance with this Section 2.6.

(b)    Election to Terminate. The Company may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder (including, without limitation, terminating the provision of Services by any member or members of the Ridgeline Key Team) at any time and from time to time, for any reason or no reason, by giving written notice to Ridgeline at least [***] prior to the date of such termination. Ridgeline may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Company at least [***] prior to the date of such termination. In addition, the parties may at any time agree in writing to terminate this Agreement with respect to some or all of the Services, effective immediately or as indicated in such writing. In the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

(c)    Payment Upon Early Termination. In the event of termination of this Agreement or any Services hereunder, Ridgeline shall be paid for all work completed through the date of termination in accordance with this Agreement, including reasonable and documented out-of-pocket expenses and any non-cancelable commitments reasonably incurred by Ridgeline in accordance with this Agreement. Ridgeline shall refund to the Company any prepaid amounts not earned by Ridgeline prior to the date of such termination, including as set forth in Section 2.2 hereof.

(d)    Survival Upon Termination. Expiration or termination of this Agreement will not relieve either party of any obligation accruing prior to such expiration or termination. Article 1, Sections 2.2, 2.4, 2.5, 2.6(c), 2.6(d), 3.3, 3.4, and Articles 4 and 5 will survive expiration or termination of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES; DISCLAIMER; LIMITATION OF LIABILITY

3.1    Mutual Representations and Warranties. Each party represents and warrants to the other that: (a) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement is legally binding upon it, enforceable against it in accordance with its terms, and does not conflict with any charter or constituting document, or any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and (c) such party is not under any pre-existing obligation inconsistent with the provisions of this Agreement.

3.2     Ridgeline Representations and Warranties. Ridgeline hereby represents and warrants to the Company that the Services shall be performed by qualified personnel in a good, timely, efficient and professional manner.

3.3    Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, RIDGELINE MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

3.4     Limitation of Liability. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT; provided, however, that this Section 3.4 shall not be construed to limit either party’s indemnification obligations under Article 4.

ARTICLE 4

INDEMNIFICATION

4.1    By the Company. The Company hereby agrees to save, defend, indemnify and hold harmless Ridgeline, its affiliates and their respective officers, directors, employees, consultants and agents (each, a “Ridgeline Party”) from and against any and all losses, damages, liabilities, expenses and costs, including reasonable legal expense and attorneys’ fees (“Losses”), to which any Ridgeline Party may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise directly or indirectly out of (a) the performance of the Services, (b) the development, manufacture, use, handling, storage, sale or other disposition of any product by the Company, or (c) the gross negligence or willful misconduct of any Company Party or the breach by the Company of any warranty, representation, covenant or agreement made by the Company in this Agreement, except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Ridgeline Party or the breach by Ridgeline of any warranty, representation, covenant or agreement made by Ridgeline in this Agreement.

4.2    By Ridgeline. Ridgeline hereby agrees to save, defend, indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees, consultants and agents (each, a “Company Party”) from and against any and all Losses to which any Company Party may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Losses arise directly or indirectly out of the gross negligence or willful misconduct of any Ridgeline Party or the breach by Ridgeline of any warranty, representation, covenant or agreement made by Ridgeline in this Agreement, except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any Company Party or the breach by the Company of any warranty, representation, covenant or agreement made by the Company in this Agreement.

4.3    Control of Defense. In the event a party seeks indemnification under Section 4.1 or Section 4.2, it shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration with no admission of fault), and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

4.4    Liability Insurance. Each party agrees to maintain during the Term usual and customary liability and workers compensation insurance in amounts consistent with industry standards and to provide a certificate of insurance evidencing such coverage to the other party upon request.

ARTICLE 5

MISCELLANEOUS

5.1    Taxes. Ridgeline will pay any and all taxes levied on account of any payments made to it under this Agreement. If any taxes are required to be withheld by the Company from any payment to Ridgeline, the Company shall (a) deduct such taxes from the payment, (b) timely pay the taxes to the proper taxing authority, and (c) send proof of payment to Ridgeline and certify its receipt by the taxing authority within [***] following such payment.

5.2    Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of independent contractor nor be deemed to vest any rights, interest or claims in any third parties.

5.3    Integration. This Agreement (including the Exhibits hereto) contains the complete, final and exclusive agreement of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements or arrangements between the parties. To the extent this Agreement conflicts with any other agreements, written or oral, between the parties, this Agreement controls.

5.4    Modification and Amendment. This Agreement may not be modified or amended except in a writing signed by the parties.

5.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

5.6    No Implied Licenses. No right or license is granted under this Agreement by either party to the other, either expressly or by implication, except those specifically set forth herein.

5.7     Severability. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected and shall remain in full force and effect, to the extent consistent with the intent of the parties as evidenced by this Agreement as a whole.

5.8    Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that the Company may assign this Agreement and its rights and obligations hereunder without Ridgeline’s consent in connection with the transfer or sale of all or substantially all of the Company’s business to which this Agreement relates to a third party, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of the parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Any assignment not in accordance with this Agreement shall be void.

5.9    Headings. Section headings are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

5.10    Force Majeure. In the event of a delay caused by inclement weather, fire, flood, strike or other labor dispute, act of God, act of governmental officials or agencies, or any other cause beyond the control of the parties, the party or parties so affected shall be excused from performance hereunder for the period of time attributable to such delay, which may extend beyond the time lost due to one or more of the causes mentioned above. In the event of any such delay, the parties may, in their sole discretion, amend this Agreement, as appropriate, by mutual written agreement.

5.11    Notices. Any notices required or permitted hereunder shall be given by overnight courier to the appropriate party at the address specified below or at such other address as the party shall specify in writing.

If to Ridgeline:	Ridgeline Therapeutics c/o Versant Ventures Aeschenvorstadt 36
Attn: Dr. Alexander Mayweg

If to the Company:	ASET Therapeutics, Inc.
25 Health Sciences Drive
Stony Brook, NY 11790
Attn: David M. Epstein

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt.

5.12    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

5.13     Non-Waiver. No failure or delay of one of the parties to insist upon strict performance of any of its rights or powers under this Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law.

5.14    Waiver of Corporate Opportunity. In the event that either party to this Agreement or any director, officer, employee or representative of such party (the “Primary Party”) acquires knowledge of a potential transaction or other matter (including, but not limited to, any compounds or other assets or the opportunity to acquire interests thereof) and that may be an opportunity of interest (a “Corporate Opportunity”) for the other party to this Agreement (the “Other Party”), then the Other Party (i) renounces any expectancy that the Primary Party offer an opportunity to participate in such Corporate Opportunity to the Other Party and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by the Primary Party to the Other Party or any of its affiliates.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Services Agreement as of the date first above written.

RIDGELINE

By:	/s/ Alexander Mayweg
Name:	Alexander Mayweg
Title:	Managing Director

ASET THERAPEUTICS, INC.

By:	/s/ David Epstein
Name:	David M. Epstein
Title:	President & CEO

EXHIBIT A

SERVICES

1.    For purposes of this Agreement, the “Ridgeline Key Team” shall initially mean Alexander Mayweg, CSO of Ridgeline, [***] and other scientific or laboratory expertise and work as required or required from time to time in consultation with the Company. Subject to the provisions of Section 2.1 hereof, Ridgeline shall use commercially reasonable efforts to provide, among others, the following Services as may be requested from time to time by the Company:

A.

Set up services. Ridgeline shall procure any necessary set up services such as capital equipment and infrastructure to perform Services for Company, including office equipment, IT systems and furniture.

B.

Research and Development Services. Ridgeline shall provide to the Company general research and development services pursuant to a research and development plan to be mutually agreed by the parties, including:

i.	[***]

ii.	[***] and

iii.	[***]

C.	Management and Administrative Services. Ridgeline shall provide management, strategic and administrative services, including:

i.	[***]

ii.	[***]

iii.	[***] and

iv.	[***] .

D.	Other. Ridgeline shall provide such other Services as mutually agreed between Ridgeline and the Company.

2.    The Company shall pay Ridgeline per calendar quarter (or any partial quarter on a pro rata basis) for Services to be performed pursuant to this Agreement. Unless otherwise mutually agreed to by Ridgeline and the Company in writing prior to the commencement of Services in any calendar quarter, Ridgeline shall invoice the Company for the actual amounts incurred set forth in the table below (current estimates), on or about the [***] following each calendar quarter for the Services performed during the prior quarter, together with the amount of reimbursable costs and expenses incurred by Ridgeline on behalf of the Company pursuant to Section 2.2 hereof prior to such invoice. The Company agrees to pay all amounts due to Ridgeline arising under this Agreement within [***] of receipt of any such invoice.

[***]

[***]

[***]

3.    In connection with the Services to be provided hereunder, the Company will issue to Ridgeline [***], and the Company agrees to use commercially reasonable efforts to provide all necessary consents and to facilitate any such transfer of such shares.

4.    The Company and Ridgeline acknowledge that the fees payable for Services have been set by reference to the costs expected to be incurred by Ridgeline in the provision of the Services to the Company, plus a 10% mark-up.

5.    The Services fees and expense reimbursements shall be payable in U.S. dollars (unless mutually agreed by the parties) and shall be subject to all applicable government regulations and rulings.

6.    The Company expressly acknowledges that Ridgeline is engaged in the business of facilitating the start-up, funding and ongoing operation of multiple biotechnology companies and providing management, scientific, business development, financial and other operational services to those companies and that neither Ridgeline nor any other company to which Ridgeline provides services shall have any exclusivity or similar obligation to the Company, including without limitation any corporate opportunity obligation or any obligation to disclose or make available to the Company any information, potential transaction or other matter of which any such Ridgeline Party becomes aware otherwise than solely in the course of performing Services under this Agreement on behalf of the Company.

AMENDMENT NO. 1

TO

SERVICES AGREEMENT

This AMENDMENT NO. 1 TO SERVICES AGREEMENT, dated as of November 27, 2017 (this “Amendment’’), amends the Services Agreement, dated as of March 15, 2017 (the “Original Agreement”) by and between ASET Therapeutics, Inc. (the “Company”) and Ridgeline Therapeutics GmbH (“Ridgeline”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement.

RECITALS

WHEREAS, the Company and Ridgeline desire to amend the Original Agreement to reflect the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. Each of the Company and Ridgeline hereby consents and agrees to delete in its entirety and replace Section 3 of Exhibit A of the Original Agreement with the following:

“In connection with the Services to be provided hereunder, the Company will issue to [***].”

2. Miscellaneous.

(a) Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Original Agreement, all of which shall continue to be in full force and effect. Whenever the Original Agreement is referred to in the Original Agreement or in any other agreements, documents or instruments, such reference shall be to the Original Agreement as amended hereby.

(b) Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by facsimile or .pdf signatures.

(c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

ASET THERAPEUTICS, INC.

By:	/s/ David Epstein
Name: David Epstein
Title: President & CEO

RIDGELINE THERAPEUTICS GmbH

By:	/s/ Alexander Mayweg
Name: Alexander Mayweg
Title: CSO

AMENDMENT NO. 2

TO

SERVICES AGREEMENT

This AMENDMENT NO. 2 TO SERVICES AGREEMENT, dated as of December 11, 2018 (this “Amendment”), amends the Services Agreement, dated as of March 15, 2017 and amended by Amendment No. 1 to Services Agreement dated December 11, 2017 (the “Original Agreement”), by and between Black Diamond Therapeutics, Inc. (f/k/a ASET Therapeutics, Inc.) (the “Company”) and Ridgeline Therapeutics GmbH (“Ridgeline”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Agreement.

RECITALS

WHEREAS, the Company and Ridgeline desire to amend the Original Agreement to reflect the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment. Each of the Company and Ridgeline hereby consents and agrees to amend the Original Agreement as follows:

1.1 Delete in its entirety and replace Section 2 of Exhibit A of the Original Agreement with the following:

“2. The Company shall pay Ridgeline $950,000 per calendar month for Services to be performed pursuant to this Agreement, on or before the [***] of the month for which such Services are to be performed. Unless otherwise mutually agreed to by Ridgeline and the Company in writing prior to the commencement of Services in any calendar month. Ridgeline shall invoice the Company for the actual amounts incurred in respect of Services for a particular calendar month on or about the [***] of the following calendar month, together with the amount of reimbursable costs and expenses incurred by Ridgeline on behalf of the Company pursuant to Section 2.2 hereof prior to such invoice.

To the extent that Service fees, reimbursable costs and expenses incurred by Ridgeline for any [***] period exceed the amounts paid by the Company to Ridgeline for such [***] period, the Company shall pay Ridgeline an amount equal to such difference within [***] of receipt of the final monthly invoice for such quarter, and to the extent that Service fees, reimbursable costs and expenses incurred by Ridgeline for such [***] period are less than the amounts paid by the Company to Ridgeline for such [***] period, the Company shall reduce the following month’s payment by an amount equal to such difference.

For example, if the Company has made [***]:

(a) [***]; or

(b) [***].

Set forth below for informational purposes only are current estimates of quarterly costs and budgets:

[***]

1.2 Delete in their entirety and replace subsections (a) and (b) of Section 2.6 of the Original Agreement with the following:

“(a) Term. The term of this Agreement (the “Term”) shall commence on the Effective Dale and continue for one year, automatically renewing for additional one year terms unless otherwise terminated in accordance with this Section 2.6.

(b) Election to Terminate. The Company may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder (including, without limitation, terminating the provision of Services by any member or members of the Ridgeline Key Team) at any time and from time to time, for any reason or no reason, by giving written notice to Ridgeline at least [***] prior to the date of such termination. Ridgeline may terminate this Agreement either with respect to all, or with respect to any one or more, of the Services provided hereunder at any time and from time to time, for any reason or no reason, by giving written notice to the Company at least [***] days prior to the date of such termination. In addition, the parties may at any time mutually agree in writing to terminate this Agreement with respect to some or all of the Services, effective immediately or as indicated in such writing. In the event of any termination with respect to one or more, but less than all. Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.”

2. Miscellaneous.

(a) Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Original Agreement, all of which shall continue to be in full force and effect. Whenever the Original Agreement is referred to in the Original Agreement or in any other agreements, documents or instruments, such reference shall be to the Original Agreement as amended hereby.

(b) Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by facsimile or .pdf signatures.

(c) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

BLACK DIAMOND THERAPEUTICS, INC.

By:	/s/ David Epstein
Name: David Epstein
Title: President

RIDGELINE THERAPEUTICS GmbH

By:	/s/ Alexander Mayweg
Name: Alexander Mayweg
Title: CSO

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO SERVICES AGREEMENT]